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                                                                    Exhibit 1(a)


                             CERTIFICATE OF TRUST OF
                                MASTER BOND TRUST

     THIS Certificate of Trust of Master Bond Trust (the "Trust") is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C.ss.3801, et seq.) (the "Act").

     1. Name. The name of the statutory trust formed hereby is Master Bond
Trust.

     2. Registered Agent. The business address of the registered office of the Trust in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of the Trust's registered agent at such address is The Corporation Trust Company.

     3. Effective Date. This Certificate of Trust shall be effective upon the date and time of filing.

     4. Investment Company. The Trust will be a registered investment company under the Investment Company Act of 1940, as amended.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust in accordance with Section 3811 of the Act.


                      *                                          *
-------------------------------------      -------------------------------------
Terry K. Glenn, as Trustee                 Kevin A. Ryan, as Trustee

                      *                                          *
-------------------------------------      -------------------------------------
Ronald W. Forbes, as Trustee               Roscoe S. Suddarth, as Trustee

                      *                                          *
-------------------------------------      -------------------------------------
Cynthia A. Montgomery, as Trustee          Richard R. West, as Trustee

                      *                                          *
-------------------------------------      -------------------------------------
Charles C. Reilly, as Trustee              Edward D. Zinbarg, as Trustee


* By: /s/ Donald C. Burke
     -------------------------------------
      Donald C. Burke, as attorney-in-fact
      on behalf of each Trustee

May 29, 2003